News Release
R. Andrew Watts
July 20, 2015                        Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $419.4 MILLION, AN INCREASE OF 5.4%; EARNINGS PER SHARE OF $0.43; AUTHORIZATION FOR UP TO AN ADDITIONAL $400 MILLION SHARE BUYBACK AND QUARTERLY DIVIDEND OF $0.11 PER SHARE

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the second quarter of 2015.

Revenues for the second quarter of 2015 under U.S. generally accepted accounting principles (“GAAP”) were $419.4 million, increasing $21.6 million, or 5.4%, as compared to the second quarter of the prior year, with Organic Revenue (as defined below) increasing by 1.9%. Diluted earnings per share under GAAP were $0.43 compared to $0.42 in the second quarter of the prior year, representing a 2.4% increase.

Revenues for the six months ended June 30, 2015 were $823.7 million, increasing $62.3 million, or 8.2%, as compared to the same period of 2014, with Organic Revenue (as defined below) increasing by 2.8%. Diluted earnings per share for the six months ended June 30, 2015 under GAAP were $0.82 compared to $0.78 in the first half of 2014, representing a 5.1% increase.

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We are pleased with another quarter of organic growth across all divisions.  During the second quarter we also acquired several new firms and invested in additional teammates that will position us for further growth in the future."

As part of its disciplined capital allocation strategy, the Company’s Board of Directors has authorized the purchasing of up to an additional $400 million of the Company's outstanding common stock. With this authorization, the Company will now have outstanding approval to purchase up to $450 million, in the aggregate, of the Company's outstanding common stock.  The shares will be repurchased from time to time, at the Company’s discretion and subject to the availability of stock, market conditions, the trading price of the stock, alternative uses for capital, the Company’s financial performance and other potential factors.  These purchases may be carried out through open market purchases, block trades, accelerated share repurchase plans of up to $100 million each (unless otherwise approved by the Board of Directors), negotiated private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

In addition, today the Company's Board of Directors has declared a regular quarterly cash dividend of $0.11 per share. The dividend is payable on August 12, 2015, to shareholders of record on August 7, 2015.
Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Three Months Ended June 30, 2015
(in millions, unaudited)

	Quarter Ended		Change		Acquisition	Organic Revenue Growth(1)
	6/30/2015	6/30/2014	$	%	Revenues	$	%

Retail(2)	$217.5	$208.1	$9.4	4.5%	$8.0	$1.4	0.7%
National
Programs	101.7	90.4	11.3	12.5%	10.7	0.6	0.6%
Wholesale
Brokerage	53.9	50.8	3.1	6.1%	0.5	2.6	5.1%

Services	38.4	35.6	2.8	7.9%	—	2.8	7.8%
Total Core
Comm. and Fees	$411.5	$384.9	$26.6	6.9%	$19.2	$7.4	1.9%

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Six Months Ended June 30, 2015
(in millions, unaudited)

	Six Months Ended		Change		Acquisition	Organic Revenue Growth(1)
	6/30/2015	6/30/2014	$	%	Revenues	$	%

Retail(2)	$413.9	$391.4	$22.5	5.7%	$18.1	$4.4	1.1%
National
Programs	194.9	155.5	39.4	25.3%	36.1	3.3	2.2%
Wholesale
Brokerage	100.0	93.3	6.7	7.2%	1.0	5.7	6.1%

Services	73.2	67.1	6.1	9.1%	—	6.1	9.0%
Total Core
Comm. and Fees	$782.0	$707.3	$74.7	10.6%	$55.2	$19.5	2.8%

(1)"Organic Revenue" is defined as total commissions and fees less (i) the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), and less (iv) divested business (net commissions and fees generated from offices, books of business or niche businesses sold by the Company) with the associated revenue removed from the corresponding period of the prior year.

(2)The Retail Segment includes commissions and fees, which will be reported in the “Other” column of the Segment Information in the Notes to the Condensed Consolidated Financial Statements on the Company's Form 10-Q, which includes corporate and consolidation items.

Brown & Brown, Inc.
RECONCILIATION OF INTERNAL GROWTH SCHEDULE
TO TOTAL COMMISSIONS AND FEES
Included in the Consolidated Statements of Income
Three and Six Months Ended June 30, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

Total Core Commissions and Fees	$411.5	$384.9	$782.0	$707.2
Profit-Sharing Contingent Commissions	3.5	2.8	33.4	34.5
Guaranteed Supplemental Commissions	2.2	2.1	5.6	5.0
Divested Businesses	—	4.9	—	10.0

Total Commissions and Fees	$417.2	$394.7	$821.0	$756.7

In order to provide a better understanding of underlying business performance, we evaluate EBITDAC (defined below). EBITDAC for the second quarter of 2015 was $137.8 million, an increase of $3.0 million or 2.2%, compared to the second quarter of the prior year.   The associated EBITDAC margin decreased to 32.9%.

Brown & Brown, Inc.
GAAP RECONCILIATION -
INCOME BEFORE INCOME TAXES TO EBITDAC(3)
Three Months Ended June 30, 2015 and 2014
(in millions, unaudited)

	Quarter Ended
	6/30/2015	6/30/2014
Income before income taxes	$100.9	$101.8
Amortization	21.6	20.6
Depreciation	5.2	5.3
Interest	9.7	7.0
Change in estimated acquisition earn-out payables	0.4	0.1
EBITDAC	$137.8	$134.8
EBITDAC margin	32.9%	33.9%

(3)	"EBITDAC" is defined as net income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data; unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
REVENUES
Commissions and fees	$417.2	$394.7	$821.0	$756.7
Investment income	0.3	0.2	0.5	0.3
Other income, net	1.9	2.9	2.2	4.4
Total revenues	419.4	397.8	823.7	761.4

EXPENSES
Employee compensation and benefits	211.5	196.4	416.8	380.5
Non-cash stock-based compensation	6.1	6.0	12.5	13.5
Other operating expenses	64.3	60.6	125.5	113.1
Gain on disposal	(0.3)	—	(0.6)	—
Amortization	21.6	20.6	43.2	38.5
Depreciation	5.2	5.3	10.4	9.9
Interest	9.7	7.0	19.5	11.1
Change in estimated acquisition earn-out payables	0.4	0.1	1.7	6.2
Total expenses	318.5	296.0	629.0	572.8

Income before income taxes	100.9	101.8	194.7	188.6

Income taxes	39.9	40.0	76.7	74.4

Net income	$61.0	$61.8	$118.0	$114.2

Net income per share:
Basic	$0.43	$0.43	$0.83	$0.79
Diluted	$0.43	$0.42	$0.82	$0.78

Weighted average number of shares outstanding:
Basic	137,518	141,250	138,434	141,428
Diluted	139,828	143,032	140,647	143,169

Dividends declared per share	$0.11	$0.10	$0.22	$0.20

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data, unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$412.6	$470.0
Restricted cash and investments	245.9	259.8
Short-term investments	10.7	11.2
Premiums, commissions and fees receivable	415.5	424.6
Reinsurance recoverable	79.2	13.0
Prepaid reinsurance premiums	302.6	321.0
Deferred income taxes	16.1	25.4
Other current assets	64.8	45.5
Total current assets	1,547.4	1,570.5

Fixed assets, net	82.8	84.7
Goodwill	2,559.9	2,460.6
Amortizable intangible assets, net	772.1	784.6
Investments	21.2	19.9
Other assets	37.4	36.6
Total assets	$5,020.8	$4,956.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$605.7	$568.1
Losses and loss adjustment reserve	79.2	13.0
Unearned premiums	302.6	321.0
Premium deposits and credits due customers	85.5	83.3
Accounts payable	58.9	57.3
Accrued expenses and other liabilities	162.0	181.3
Current portion of long-term debt	34.4	45.6
Total current liabilities	1,328.3	1,269.6

Long-term debt	1,132.3	1,152.8

Deferred income taxes, net	340.2	341.5

Other liabilities	106.9	79.2

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 145,874 shares and outstanding 140,821 shares at 2015, issued 145,871 shares and outstanding 143,486 shares at 2014 - in thousands	14.6	14.6
Additional paid-in capital	403.6	406.0
Treasury stock, at cost 5,053 and 2,385 shares at 2015 and 2014, respectively - in thousands	(160.0)	(75.0)
Retained earnings	1,854.9	1,768.2
Total shareholders’ equity	2,113.1	2,113.8
Total liabilities and shareholders’ equity	$5,020.8	$4,956.9

Conference call, webcast and slide presentation
A conference call to discuss the results of the second quarter of 2015 will be held on Tuesday, July 21, 2015 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the second quarter of 2015 and those relating to potential repurchases of the Company's common stock. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the second quarter of 2015 that its financial results differ from the current preliminary unaudited numbers set forth herein; fluctuations in the Company's stock’s market price; fluctuations in operating results and cash flows; material adverse changes in economic conditions in the markets we serve and in the general economy; downward commercial property and casualty premium pressures; future regulatory actions and conditions in the states in which the Company conducts business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas including, but not limited to, the States of California, Florida, Georgia, Illinois, Indiana, Kansas, Massachusetts, Michigan, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Virginia and/or Washington, where significant portions of the Company’s business are conducted; other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules, including Organic Revenue, EBITDAC and EBITDAC margins. A reconciliation of this supplemental non-GAAP financial information to the Company's GAAP information is contained in this earnings release. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

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